Exhibit 99.1

NETIQ CORPORATION

NOTICE OF GRANT OF STOCK PURCHASE RIGHT

NetIQ Corporation, a Delaware corporation (the “Company”), hereby grants, effective as of the date set forth below (the “Grant Date”), to              the right to purchase up to the number of shares of the Company’s common stock, par value $0.001 per share, set forth below (the “Restricted Shares”) pursuant to the Company’s 1995 Stock Plan, as amended (the “Plan”), as follows:

Board Approval Date	June 1, 2005

Effective Date of Grant	June 27, 2005

Number of Restricted Shares	___________

Cash Purchase Price per Restricted Share	$0.001

Total Cash Purchase Price	$

The right to purchase the Restricted Shares is granted subject to all the terms and conditions set forth in (i) this Notice, (ii) the Restricted Stock Purchase Agreement (the “Purchase Agreement”), a copy of which is attached hereto, and (iii) the Plan, a copy of which is attached hereto. Each of the Purchase Agreement and the Plan is incorporated herein in its entirety.

THE TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT MUST BE ACCEPTED BY JUNE 27, 2005, OR THE STOCK PURCHASE RIGHT WILL AUTOMATICALLY BE REVOKED.

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the “Agreement”) is made and entered into as of June 27, 2005 by and between NetIQ Corporation, a Delaware corporation (the “Company”), and                      (“Purchaser”).

WHEREAS, the Company has granted Purchaser the right to purchase (the “Stock Purchase Right”) Restricted Shares (as defined herein) pursuant to a Notice of Grant of Stock Purchase Right (the “Notice”) and the Company’s 1995 Stock Plan, as amended (the “Plan”) and subject to the terms, conditions and restrictions set forth in the Notice, the Plan, this Agreement and the Change of Control Agreement (as defined below); and

WHEREAS, in accordance with the terms, conditions and restrictions set forth in the Notice, the Plan and this Agreement, Purchaser desires to exercise the Stock Purchase Right and the Company desires to issue the Restricted Shares to Purchaser.

NOW, THEREFORE, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. The Company agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company, effective as of June 27, 2005, the number of shares set forth in the Notice (the “Restricted Shares”) of the Company’s common stock, par value $0.001 per share, at an exercise price of $0.001 per share (the “Purchase Price”), in consideration for services rendered for an aggregate cash purchase price of $            . Payment for the Restricted Shares shall be made to the Company against delivery of the Restricted Shares as provided in Section 5 hereof on or prior to the effective date. Payment for the Restricted Shares shall be made by check.

2. Vesting and Forfeiture. (a) Vesting Conditions. The Restricted Shares purchased hereunder shall vest and become non-forfeitable as follows: 50% of the Restricted Shares shall vest on or before May 17, 2006; and 25% shall vest on each of November 17, 2006, and May 17, 2007.

(b) Termination of Employment. Subject to paragraph (d) of this Section 2, upon the termination of Purchaser’s employment with the Company all Restricted Shares that have not vested on or before the date of termination of employment shall automatically be forfeited to the Company and all of Purchaser’s rights with respect thereto shall cease immediately upon such termination.

(c) Payment for Forfeited Shares. Promptly following the forfeiture of Restricted Shares pursuant to (b) of this Section 2, the Company shall pay to Purchaser a cash amount equal to the product of (x) the number of Restricted Shares forfeited and (y) the lower of (A) the Purchase Price and (B) the Fair Market Value (as defined in the Plan) of a share of the Company’s common stock on the date of forfeiture.

(d) Change of Control. Notwithstanding paragraphs (a) and (b) of this Section 2, if Purchaser’s employment with the Company terminates as a result of an Involuntary Termination (as defined in the Change of Control Agreement) at any time within twelve months after a Change of Control (as defined in the Change of Control Agreement), then all Restricted Shares that have not been forfeited shall vest and become non-forfeitable in accordance with the terms of the Change of Control Agreement dated                      by and between the Company and Purchaser (the “Change of Control Agreement”). Additionally, in the event of a corporate transaction referred to in Section 14(c) of the Plan in which the acquiror or successor entity does not assume or substitute for the Restricted Shares, all the Restricted Shares that have not yet vested shall vest and become non-forfeitable.

3. Withholding Taxes. Any withholding tax liabilities incurred in connection (i) with the Restricted Shares becoming vested and non-forfeitable or otherwise incurred in connection with the Stock Purchase Right shall be satisfied by the Company withholding a portion of the Restricted Shares that have vested and become non-forfeitable having a fair market value approximately equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law, and (ii) with respect to any cash dividend or other distribution hereunder, by deducting therefrom the minimum amount of taxes required to be withheld by the Company under applicable law. Notwithstanding the foregoing, Purchaser acknowledges and agrees that he is responsible for all taxes that arise in connection with the Restricted Shares becoming vested and non-forfeitable or otherwise incurred in connection with the Stock Purchase Right.

4. Restrictions on Transfer. Purchaser may not sell, transfer, pledge or otherwise dispose of any of the Restricted Shares until after such shares have vested. Purchaser further agrees not to sell, transfer or otherwise dispose of any shares at a time when applicable laws or Company policies prohibit a sale, transfer or other disposition. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Shares shall have been so transferred.

5. Stock Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and registered in the name of Purchaser on the stock transfer books of the Company against payment of the aggregate Purchase Price. Such certificates shall remain in the physical custody of the Company or its designee at all times during the applicable Restriction Periods.

6. Stockholder Rights. Purchaser will have the same voting and other rights as the Company’s other stockholders with respect to each Restricted Share until or unless such Restricted Share is forfeited pursuant to Section 2 hereof. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Shares will be adjusted accordingly and will be subject to forfeiture pursuant to Section 2 hereof and the same restrictions as the existing Restricted Shares. In the event of a cash dividend or other distribution, such dividend or distribution may be held by the Company and will be subject to forfeiture pursuant to Section 2 hereof and, at the discretion of the Administrator (as defined in the Plan), the other restrictions contained herein.

7. At-Will Employment. This Agreement and the Plan shall not confer upon Purchaser any right with respect to continuation of employment with the Company, nor shall it interfere in any way with Purchaser’s or the Company’s right to terminate Purchaser’s employment at any time, with or without cause.

8. Notices. All notices hereunder to the party shall be delivered or mailed to the following addresses:

If to the Company:

NetIQ Corporation

3553 N. First Street

San Jose, CA 95134

Attention: General Counsel

Fax: (408) 856-3777

If to the Purchaser:

To the Purchaser at the last known address contained in the Human Resources records of the Company.

Such addresses for the service of notices may be changed at any time provided written notice of such change is furnished in advance to the other party.

9. Miscellaneous. (a) Interpretation. This Agreement and the Restricted Shares are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Administrator shall be binding and conclusive upon the Purchaser and his legal representatives on any question arising hereunder. The Purchaser acknowledges that he has received and reviewed a copy of the Plan.

(b) Entire Agreement. This Agreement, the Plan, the Notice, and the Change of Control Agreement constitute the entire understanding between Purchaser and the Company regarding the Stock Purchase Right and the Restricted Shares subject to this Agreement. Any prior agreements, commitments or negotiations concerning the Stock Purchase Right and the Restricted Shares are superseded. This Agreement may be amended only by written agreement, signed by both parties.

(c) Governing Law. This Agreement will be interpreted and enforced under the laws of the State of California.

(d) Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

10. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

THE TERMS AND CONDITIONS OF THIS AGREEMENT MUST BE ACCEPTED BY JUNE 27, 2005, OR THE STOCK PURCHASE RIGHT WILL AUTOMATICALLY BE REVOKED.

IN WITNESS WHEREOF, the undersigned have caused this Restricted Stock Purchase Agreement to be duly executed as of the date first above written.

NETIQ CORPORATION

By:
Charles M. Boesenberg
Chairman and CEO

PURCHASER